                                                                     EXHIBIT 5.1

                    [LETTERHEAD OF SCHULTE ROTH & ZABEL LLP]




                                February 3, 2000




Worldwide Flight Services, Inc.
1001 West Euless Boulevard, Suite 320
Euless, Texas  76040

Ladies and Gentlemen:

         We have acted as counsel for each of Worldwide Flight Services, Inc., a Delaware corporation (the "Company"), Worldwide Flight Finance Company, a Delaware corporation ("Worldwide Finance"), Worldwide Flight Security Service Corporation, a Delaware corporation ("Worldwide Security") and Miami Aircraft Support, Inc., a Delaware corporation ("Miami Aircraft" and together with Worldwide Finance and Worldwide Security, collectively, the "Delaware Subsidiary Guarantors"), in connection with the preparation and filing by the Company, the Delaware Subsidiary Guarantors, Miami International Airport Cargo Facilities & Services, Inc., a Florida corporation ("Miami International"), International Enterprises Group, Inc., a Florida corporation ("International Enterprises"), Aerolink International, Inc., a Pennsylvania corporation ("Aerolink International"), Aerolink Maintenance, Inc., a Pennsylvania corporation ("Aerolink Maintenance"), Aerolink Management, Inc., a Pennsylvania corporation ("Aerolink Management") and Aerolink International, L.P., a Pennsylvania limited partnership ("Aerolink L.P." and together with the Delaware Subsidiary Guarantors, Miami International, International Enterprises, Aerolink International, Aerolink Maintenance, and Aerolink Management, collectively the "Subsidiary Guarantors") with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-4 (the "Registration Statement"), relating to the 12 1/4% Senior Notes due 2007, Series B of the Company in the aggregate principal amount of $130,000,000 (the "New Notes") and the guarantees of the New Notes by the Subsidiary Guarantors (the "New Guarantees"). The New Notes and the New Guarantees are to be offered by the Company and the Subsidiary Guarantors in exchange for $130,000,000 in aggregate principal amount of its outstanding 12 1/4% Senior Notes due 2007, Series A (the "Original Notes") and the guarantees of the Original Notes by the Subsidiary Guarantors (the "Original Guarantees").

         In this capacity, we have examined originals, telecopies or copies certified or otherwise identified to our satisfaction of such records of the Company and the Delaware Subsidiary Guarantors and all such agreements, certificates of public officials, certificates of officers or representatives of the Company, the Delaware Subsidiary Guarantors and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and/or the Delaware Subsidiary Guarantors.

         In rendering our opinion, we have assumed the accuracy of, and have not independently verified, all matters set forth in the opinion, dated the date hereof, of Berger, Davis and Singerman, Florida counsel to International Enterprises and Miami International attached hereto as Exhibit I, with respect to matters of the laws of the State of Florida, and in the opinion, dated the date hereof, of Pepper Hamilton, LLP, Pennsylvania counsel to Aerolink International, Aerolink Management, Aerolink Maintenance and Aerolink, L.P. attached hereto as Exhibit II, with respect to the laws of the State of Pennsylvania. Our opinions expressed below are subject to the limitations and assumptions set forth in the opinions referred to in the foregoing sentence.

         Based on the foregoing, and having such regard for such legal considerations as we deem relevant, we are of the opinion that:

         (i) upon the issuance of the New Notes in the manner referred to in the Registration Statement, and when the New Notes are executed by the Company and authenticated by The Bank of New York, in its capacity as trustee under the Indenture, dated as of August 12, 1999 (the "Indenture"), between the Company, the Subsidiary Guarantors (except for Aerolink International, Aerolink Maintenance, Aerolink Management and Aerolink L.P.), and The Bank of New York, as supplemented by a Supplemental Indenture, dated as of September 7, 1999 (the "Supplemental Indenture"), between the Company, the Subsidiary Guarantors and The Bank of New York, the New Notes will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity;

         (ii) upon the issuance of the New Guarantees in the manner referred to in the Registration Statement, and when the New Guarantees are executed by the Subsidiary Guarantors, each of the New Guarantees will be a legally valid and binding obligation of each of the applicable Subsidiary Guarantors, enforceable against such Subsidiary Guarantor in accordance with its terms, subject to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity;

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.


                                           Very truly yours,


                                           /s/ SCHULTE ROTH & ZABEL LLP

                                                                       EXHIBIT I



                                February 3, 2000



Worldwide Flight Services, Inc.
1001 West Euless Boulevard
Suite 320
Euless, Texas 76040

Schulte Roth & Zabel LLP
900 Third Avenue
New York, New York 10022

         Re: Miami International Airport Cargo Facilities & Services, Inc. and International Enterprises Group, Inc.

Ladies and Gentlemen:

         We have acted as special Florida counsel to Miami International Airport Cargo Facilities & Services, Inc., a Florida corporation ("CFS") and International Enterprises Group, Inc., a Florida corporation ("IEG"), solely to render the opinion in this letter in connection with the guarantee contemplated by that certain guarantee agreement ("Florida Guarantee"), to be dated on or about the date hereof, pursuant to which CFS and IEG (collectively, the "Florida Guarantors") will guarantee the obligations under those certain 12 1/4% Senior Notes due 2007, Series B ("Notes"), to be issued by Worldwide Flight Services, Inc., a Delaware corporation ("WWFS"); which guarantee is to be issued pursuant that certain indenture ("Indenture"), dated August 12, 1999, among WWFS, as issuer, Worldwide Flight Finance Company, Worldwide Flight Security Service Corporation, CFS, Miami Aircraft Support, Inc., IEG, as guarantors, and the Bank of New York, as Trustee (collectively, the Indenture and the Florida Guarantee are referred to below as the "Agreements").

         This opinion letter is furnished to you solely in connection with the Florida Guarantee contemplated to be made by the Florida Guarantors and not as to the Indenture or other guarantees or guarantors.

         We have not participated in the origination, negotiation, documentation or execution of the Florida Guarantee or of any other agreements pertaining to the transactions contemplated by the Agreements, or to be entered into by the Florida Guarantors or any other party to the Indenture or related documents, nor have we represented the Florida Guarantors, or any such other party, in connection with the Agreements, the transactions contemplated therein, or otherwise, except to the sole extent of rendering the opinion in this letter, and except that we rendered certain opinions previously as special counsel to CFS in connection with the execution and delivery of certain portions of the Indenture and various related documents.

         In rendering the opinion in this letter, we have relied as to factual matters solely on a certificate of an officer of CFS, dated as of the date hereof, attached as EXHIBIT A ("CFS Certificate"), and on a certificate of an officer of IEG, dated as of the date hereof, attached as EXHIBIT B ("IEG Certificate") (collectively, "Certificates"), and upon our examination of:

     o    the Agreements;

     o copies of minutes and written consents of the Florida Guarantors' Boards of Directors and shareholders, including resolutions adopted by the Florida Guarantors' Boards of Directors and shareholders approving the Agreements and the transactions contemplated thereby, and a copy of each of the Florida Guarantors' stock transfer ledgers, all of which were provided to us by the Florida Guarantors and certified to us in the Certificates as being true, correct and complete copies of the foregoing;

     o Articles of Incorporation of CFS, as amended, certified by the Secretary of State of Florida on January 18, 2000 , Articles of Incorporation of IEG, as amended, certified by the Secretary of State of Florida on January 18, 2000, a Certificate of Good Standing of CFS issued by the Secretary of State of Florida on January 18, 2000, and a Certificate of Good Standing of IEG issued by the Secretary of State of Florida on January 18, 2000; and

     o Amended and Restated Bylaws of CFS adopted August 12, 1999, and Amended and Restated Bylaws of IEG adopted August 12, 1999.

         We have made no independent investigation of the facts asserted to be true and correct in the above materials or the Certificates. We assume that the addressees of this opinion do not have any actual knowledge that any factual assumptions specified, or opinion stated, in this letter are not accurate. In our examinations, we have assumed, with your permission and without investigation, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the regularity and continuity in the maintenance of the Florida Guarantors' corporate minute books and corporate records since the dates of their respective incorporation. Due to the incomplete nature of certain corporate and shareholder records of CFS and IEG in rendering our opinion, with your permission we have relied solely on the CFS Certificate as to the identity of the current shareholder of CFS and solely on the IEG Certificate as to the identity of the current shareholder of IEG.

         As special Florida counsel, we do not have knowledge of any facts concerning the Notes' issuance and related transactions, or the parties involved, except for the information contained in the Agreements and the Florida Guarantors' articles, bylaws, corporate minutes and officers' certificates provided to us by the Florida Guarantors for our review.



         Attorneys involved in preparation of this opinion are admitted to the bar of the State of Florida, and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of Florida.




         Based on the foregoing, and subject to the qualifications and limitations stated in this letter and in the Report, we are of the opinion that CFS has authorized the execution, delivery and performance of the Florida Guarantee by all necessary corporate action of CFS, and IEG has authorized the execution, delivery and performance of the Florida Guarantee by all necessary corporate action of IEG.


         Our opinion covers only due authorization under the Florida Business Corporation Act, Chapter 607, Florida Statutes.


         We express no opinion with respect to any document, instrument, agreement or other matter merely referenced in, or exhibited or attached to, any of the Agreements, nor do we express any opinion with respect to the effect of any agreements, instruments or documents that we have not reviewed on the Agreements or the opinion set forth in this letter.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Notes, and to a reference to this firm under the heading "Legal Matters" in the prospectus so long as such reference identifies the limited scope of our opinion. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

         The opinion in this letter is rendered as of the date hereof; accordingly, this opinion is based solely on existing laws, facts and circumstances; and we express no opinion as to, and assume no obligation to update or supplement such opinion to reflect, any change in the laws or any fact or circumstance which may exist or occur, subsequent to the date hereof. The opinion in this letter is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond what is expressly stated.


                                   Very truly yours,




                                   /s/ BERGER DAVIS & SINGERMAN

                                                                       EXHIBIT A

                   OFFICER'S CERTIFICATE IN SUPPORT OF OPINION
                           OF BERGER DAVIS & SINGERMAN

         Capitalized terms used but not defined in this Certificate have the respective meanings given such terms in the Transaction Agreements (as defined below).

         I, PETER A. PAPPAS, in my capacity as President of Miami International Airport Cargo Facilities & Services, Inc., a Florida corporation ("CFS"), have personal knowledge of the matters stated below; and in connection with the opinions of Berger Davis & Singerman ("Opinion"), which are being delivered in connection with the transactions ("Transactions") contemplated by the following agreements (Collectively, "Transaction Agreements"):

         Purchase Agreement, dated August 5, 1999, among Worldwide Flight Services, Inc., a Delaware corporation ("WWFS"), as issuer, Worldwide Flight Finance Company, Worldwide Flight Security Service Corporation, and CFS, as initial guarantors, and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Chase Securities, Inc. ("Chase"), as initial purchasers.

          o Indenture, dated August 12, 1999, among WWFS, as Issuer, Worldwide Flight Finance Company, Worldwide Flight Security Service Corporation, CFS, Miami Aircraft Support, Inc., International Enterprises Group, Inc., as Guarantors, and the Bank of New York, as Trustee (under Article 11 of which CFS is one of the guarantors of WWFS' obligations);

          o Supplemental Indenture, dated September 7, 1999, among Aerolink International, Inc., Aerolink Maintenance, Inc., Aerolink Management, Inc., Aerolink International, L.P., WWFS, Worldwide Flight Security Service Corporation, CFS, and the Bank of New York;

          o Guarantee Agreement ("Florida Guarantee"), to be dated on or about the date hereof, a form of which is attached to this Certificate as Exhibit A, and pursuant to which CFS will guarantee the obligations under those certain 12 1/4% Senior Notes due 2007, Series B, of WWFS, in the aggregate principal amount of $130,000,000;

          o A/B Exchange Registration Rights Agreement, dated on or about August 12, 1999, among WWFS, as Issuer, Worldwide Flight Finance Company, Worldwide Flight Security Service Corporation, CFS, Miami Aircraft Support, Inc., International Enterprises Group, Inc., as Guarantors and DLJ and Chase, as Initial Purchasers;

          o Credit Agreement, dated on or about August 12, 1999, among WFS Holdings, Inc., a Delaware corporation, WWFS and the Lender party thereto and Agent (as defined therein);

          o Pledge Agreement, dated on or about the date hereof, among WWFS, Holdings, each subsidiary of Holdings listed on Schedule I thereto, and the Agent;

          o Security Agreement, dated on or about August 12, 1999, among WWFS, Holdings, each subsidiary of Holdings listed on Schedule I thereto, and the Agent; and

          o Indemnity, Subrogation and Contribution Agreement, dated on or about the date hereof, among WWFS, each subsidiary of Holdings listed on Schedule I thereto, and the Agent.

I hereby certify to Berger Davis & Singerman that:

         1. I am the elected and acting President of CFS and have been authorized by the Board of Directors of CFS to execute and deliver this Certificate as President of CFS.

         2. Attached hereto as Exhibit B is a true, correct and complete copy of the Articles of Incorporation of CFS ("Articles"), including all amendments thereto, which are in full force and effect, and which have not been amended except as indicated in Exhibit B.

         3. No proceedings for the liquidation, dissolution, winding up or reorganization of CFS have been undertaken.

         4. Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of CFS ("Bylaws"), as amended and restated on August 12, 1999, which are in full force and effect and have not been amended since such date.

         5. The copies of CFS' corporate minutes and records, stock certificates and stock powers that were provided by CFS to Berger Davis & Singerman for review are true, correct and complete copies thereof.

         6. CFS is a wholly-owned subsidiary of WWFS. There is no shareholders', voting or trust agreement in effect relating to any capital stock of CFS, nor any proxy in effect to vote any capital stock of CFS.

         7. Attached hereto as Exhibit D are true, correct and complete copies of the resolutions adopted by CFS' Board of Directors by unanimous written consent, dated August 12, 1999, approving the Florida Guarantee, as well as the Transaction and Transaction Agreements to which CFS is a party or by which it is bound, and all actions contemplated in connection therewith. Such resolutions are in full force and effect without amendment. The persons who signed the unanimous written consent adopting such resolutions were elected directors of CFS by CFS' sole shareholder and constitute all of the directors of CFS at the time of such signing and as of the date of this Certificate.

         8. Except for immaterial changes, the form of Florida Guarantee attached as Exhibit A, and the copies of the Transaction Agreements that were provided by CFS to Berger,

Davis & Singerman for review, are the same as those which were reviewed and approved by CFS' Board of Directors by written consent on August 12, 1999, and the same as the final versions of those agreements entered into or to be entered into by CFS.

         9. The person(s) who, as an officer of CFS, will sign the Guarantee, will at the time of such signing and delivery, be duly and properly appointed to one or more of the "Authorized Officer" positions set forth in the August 12, 1999 written consent of CFS' Board of Directors.

         10. Each of the representations and warranties contained in each of the Transaction Agreements is true and correct, in all material respects, as to each affiliate of WWFS who is a party thereto.

                        [SIGNATURE FOLLOWS ON NEXT PAGE]

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on February 3, 2000.




                     Signature: /s/ PETER A. PAPPAS
                                ------------------------------------------------
                                Peter A. Pappas
                                President of Miami International Airport Cargo Facilities & Services, Inc.

                                                                       EXHIBIT B


                   OFFICER'S CERTIFICATE IN SUPPORT OF OPINION
                           OF BERGER DAVIS & SINGERMAN

Capitalized terms used but not defined in this Certificate have the respective meanings given such terms in the Transaction Agreements (as defined below).

         I, Peter A. Pappas, in my capacity as President of International Enterprises Group, Inc., a Florida corporation ("IEG"), have personal knowledge of the matters stated below; and in connection with the opinions of Berger Davis & Singerman ("Opinion"), which are being delivered in connection with the transactions ("Transactions") contemplated by the following agreements (collectively, "Transaction Agreements") :

          o Purchase Agreement, dated August 5, 1999, among Worldwide Flight Services, Inc., a Delaware corporation ("WWFS"), as issuer, Worldwide Flight Finance Company, Worldwide Flight Security Service Corporation, and Miami International Airport Cargo Facilities & Services, Inc., a Florida corporation ("CFS"), as initial guarantors, and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Chase Securities, Inc. ("Chase"), as initial purchasers.

          o Indenture, dated August 12, 1999, among WWFS, as Issuer, Worldwide Flight Finance Company, Worldwide Flight Security Service Corporation, CFS, Miami Aircraft Support, Inc., IEG, as Guarantors, and the Bank of New York, as Trustee (under Article 11 of which IEG is one of the guarantors of WWFS' obligations);

          o Supplemental Indenture, dated September 7, 1999, among Aerolink International, Inc., Aerolink Maintenance, Inc., Aerolink Management, Inc., Aerolink International, L.P., WWFS, Worldwide Flight Security Service Corporation, CFS, and the Bank of New York;

          o Guarantee Agreement ("Florida Guarantee"), to be dated on or about the date hereof, a form of which is attached to this Certificate as Exhibit A, and pursuant to which IEG will guarantee the obligations under those certain 12 1/4% Senior Notes due 2007, Series B, of WWFS, in the aggregate principal amount of $130,000,000;

          o A/B Exchange Registration Rights Agreement, dated on or about August 12, 1999, among WWFS, as Issuer, Worldwide Flight Finance Company, Worldwide Flight Security Service Corporation, CFS, Miami Aircraft Support, Inc., IEG, as Guarantors and DLJ and Chase, as Initial Purchasers;

          o Credit Agreement, dated on or about August 12, 1999, among WFS Holdings, Inc., a Delaware corporation, WWFS and the Lender party thereto and Agent (as defined therein);

          o Pledge Agreement, dated on or about the date hereof, among WWFS, Holdings, each subsidiary of Holdings listed on Schedule I thereto, and the Agent;

          o Security Agreement, dated on or about August 12, 1999, among WWFS, Holdings, each subsidiary of Holdings listed on Schedule I thereto, and the Agent; and

          o Indemnity, Subrogation and Contribution Agreement, dated on or about the date hereof, among WWFS, each subsidiary of Holdings listed on Schedule I thereto, and the Agent.

I hereby certify to Berger Davis & Singerman that:

         1. I am the elected and acting President of IEG and have been authorized by the Board of Directors of IEG to execute and deliver this Certificate as President of IEG.

         2. Attached hereto as Exhibit B is a true, correct and complete copy of the Articles of Incorporation of IEG ("Articles"), including all amendments thereto, which are in full force and effect, and which have not been amended except as indicated in Exhibit B.

         3. No proceedings for the liquidation, dissolution, winding up or reorganization of IEG have been undertaken.

         4. Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of IEG ("Bylaws"), as amended and restated on August 12, 1999, which are in full force and effect and have not been amended since such date.

         5. The copies of IEG' corporate minutes and records, stock certificates and stock powers that were provided by IEG to Berger Davis & Singerman for review are true, correct and complete copies thereof.

         6. IEG is a wholly-owned subsidiary of Miami Aircraft Support, Inc., which is a wholly-owned subsidiary of WWFS. There is no shareholders', voting or trust agreement in effect relating to any capital stock of IEG, nor any proxy in effect to vote any capital stock of IEG.

         7. Attached hereto as Exhibit D are true, correct and complete copies of the resolutions adopted by IEG' Board of Directors by unanimous written consent, dated August 12, 1999, approving the Florida Guarantee, as well as the Transaction and Transaction Agreements to which IEG is a party or by which it is bound, and all actions contemplated in connection therewith. Such resolutions are in full force and effect without amendment. The persons who signed the unanimous written consent adopting such resolutions were elected directors of IEG by IEG's sole shareholder and constitute all of the directors of IEG at the time of such signing and as of the date of this Certificate.

         8. Except for immaterial changes, the form of Florida Guarantee attached as Exhibit A, and the copies of the Transaction Agreements that were provided by IEG to Berger, Davis & Singerman for review, are the same as those which were reviewed and approved by IEG's Board of Directors by written consent on August 12, 1999, and the same as the final versions of those agreements entered into or to be entered into by IEG.

         9. The person(s) who, as an officer of IEG, will sign the Guarantee, will at the time of such signing and delivery, be duly and properly appointed to one or more of the "Authorized Officer" positions set forth in the August 12, 1999 written consent of IEG's Board of Directors.

         10. Each of the representations and warranties contained in each of the Transaction Agreements is true and correct, in all material respects, as to each affiliate of WWFS who is a party thereto.

                        [SIGNATURE FOLLOWS ON NEXT PAGE]

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on February 3, 2000.


                              Signature: /s/ PETER A. PAPPAS
                                         ---------------------------------------
                                         Peter A. Pappas
                                         President of International Enterprises
                                         Group, Inc.

                                                                     EXHIBIT II

                      [LETTERHEAD OF PEPPER HAMILTON LLP]


                                February 3, 2000


Worldwide Flight Services, Inc.
1001 West Euless Boulevard, Suite 320
Euless, Texas  76040

Ladies and Gentlemen:

         This opinion is being issued in connection with the Registration Statement on Form S-4 (the "Registration Statement") relating to the 12 1/4% Senior Notes due 2007, Series B of Worldwide Flight Services, Inc., a Delaware corporation (the "Company") in the aggregate principal amount of $130,000,000 (the "New Notes") and the guarantees of the New Notes by Worldwide Flight Finance Company, a Delaware corporation ("Worldwide Finance"), Worldwide Flight Security Service Corporation, a Delaware corporation ("Worldwide Security"), Miami Aircraft Support, Inc., a Delaware corporation ("Miami Aircraft"), Miami International Airport Cargo Facilities & Services, Inc., a Florida corporation ("Miami International"), International Enterprises Group, Inc., a Florida corporation ("International Enterprises" and together with Miami Aircraft, Worldwide Finance, Worldwide Security, Miami International, collectively the "Original Guarantors"), Aerolink International, Inc., a Pennsylvania corporation ("Aerolink International"), Aerolink Maintenance, Inc., a Pennsylvania corporation ("Aerolink Maintenance"), Aerolink Management, Inc., a Pennsylvania corporation ("Aerolink Management") and Aerolink International, L.P., a Pennsylvania limited partnership ("Aerolink L.P." and together with Aerolink International, Aerolink Maintenance and Aerolink Management, collectively the "Pennsylvania Guarantors"). The Original Guarantors and the Pennsylvania Guarantors shall herein collectively be referred to herein as the "Guarantors". The guarantees of the New Notes by the Guarantors are collectively referred to herein as the "New Guarantees" and the guarantees of the New Notes by the Pennsylvania Guarantors are each individually referred to herein as the Pennsylvania Guarantees". The New Notes and the New Guarantees, respectively, are to be offered by the Company and the Guarantors, as the case may be, in exchange for $130,000,000 in aggregate principal amount of the Company's outstanding 12 1/4% Senior Notes due 2007, Series A (the "Original Notes") and the guarantees of the Original Notes by the Original Guarantors (the "Original Guarantees").

         In this capacity, we have examined originals, telecopies or copies certified or otherwise identified to our satisfaction of such records of the Pennsylvania Guarantors and all such agreements, certificates of public officials, certificates of officers or representatives of the Pennsylvania Guarantors and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Pennsylvania Guarantors.

         In addition, we have assumed that (i) The Bank of New York (the "Trustee") has the requisite power and authority to enter into and perform its obligations as trustee under the Indenture, dated as of August 12, 1999 (the "Indenture"), between the Company, the Original Guarantors, and the Trustee, as supplemented by a Supplemental Indenture, dated as of September 7, 1999 (the "Supplemental Indenture"), between the Company, the Guarantors and the Trustee,
(ii) the Indenture has been duly authorized, executed and delivered by all parties thereto, (iii) the Supplemental Indenture has been duly authorized, executed and delivered by all parties thereto other than the Pennsylvania Guarantors, and (iv) each of the Indenture and the Supplemental Indenture constitutes a legal, valid and binding obligation of and is enforceable against all parties thereto, other than the Pennsylvania Guarantors, in accordance with its terms.

         We have further assumed that (i) the Registration Statement, and any applicable amendment thereto (including post-effective amendments), will have become effective under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Securities Act") and (ii) the Pennsylvania Guarantees will be executed and delivered in substantially the form filed as an Exhibit to the Registration Statement.

         Based on the foregoing, and having such regard for such legal considerations as we deem relevant, we are of the opinion that:

         When (a) the New Notes have been issued in the manner referred to in the Registration Statement and have been duly authorized and executed by the Company and authenticated by the Trustee under the Indenture and the Supplemental Indenture and (b) each Pennsylvania Guarantee has been duly issued in the manner referred to in the Registration Statement and has been duly executed by the applicable Pennsylvania Guarantor, each such Pennsylvania Guarantee will be duly authorized and validly issued.

         We express no opinion as to the effect of equitable principals on the enforceability of the Pennsylvania Guarantees or the application of general equitable principles (whether considered in a proceeding at law or in equity) or of bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect affecting the enforcement of creditors' rights and remedies (including those relating to fraudulent conveyances and transfers).

         We are admitted to practice law in the Commonwealth of Pennsylvania and do not purport to be an expert on or to the express any opinion on any laws other than the laws of the Commonwealth of Pennsylvania and the federal securities laws of the United States of America. This opinion speaks as of today's date and is limited to present statutes, regulations and judicial interpretations. In rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decisions or otherwise or should the agreements or other documents (or forms thereof) that we have examined in connection with the opinion hereafter be changed. This opinion is rendered to you in connection with


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the filing of the Registration Statement.


         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

                                        Very truly yours,


                                        /s/ PEPPER HAMILTON LLP
                                        ----------------------------------------
                                        Pepper Hamilton LLP


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